UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 06, 2008

ENVIROSAFE, CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52407	94-3251254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8/F, Tower B, National Software Industry Zone, Gao Tang Xin Jian Zone, Tian He District Guangzhou, P.R.China 510663
(Address of principal executive offices)

Registrant’s telephone number, including area code: (8620) 6108-8998

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

 Copies to:
Jared P. Febbroriello, Esq. LL.M. - Principal
JPF Securities Law, LLC
19720 Jetton Road, 3rd Floor
Cornelius, NC 28031
Phone: (704) 897-8334
Fax: (888) 608-5705

This Current Report on Form 8-K is filed by Envirosafe Corp., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 6, 2008, the Registrant announced the appointment of Ms. Fu, Liena to the position of Chief Financial Officer of the Registrant as approved by the Board of Directors, and effective immediately.

Ms. Fu Liena ("Ms. Fu") was 50 years old. Ms. Fu was Director and Supervisor of Financial Sector in China Construction Bank, Guangdong Branch from 1980 to 1992. Ms. Fu worked in Guangdong Zhongchuang Technology Equipment Lease Company as the chief accountant and vice general manager in charge of financial department from 1992 to 1999. Ms. Fu served as the general manager and financial officer of Guangdong Security Share Company Limited from 1999 to 2007.

Ms. Fu is experienced in the laws and regulations in connection with finance, public finance, auditing and taxation in China attributable to her strong financial management background. As the Chief Financial Officer of the Registrant, Ms. Fu will be in charge of internal control of corporate finance, tax planning, fund raising, financing and accounting management.

Ms. Fu obtained her bachelor degree of Finance in 1987 from Guangdong Vocational University of Finance, and her Master degree of Commercial Economics in 1998 from Dongbei University of Finance & Economics. Ms. Fu also completed the two-year MBA program in 1998 in Asia (Macau) Public University.

The Registrant discloses that there are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Ms. Fu had or is to have a direct or indirect material interest.

On October 06, 2008, Mr. Liu, Baolong resigned as Chief Financial Officer of the Registrant.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

ENVIROSAFE CORP.

DATED: October 06, 2008	By:	/s/ Guo, Yan Bin
Guo, Yan Bin President